Assured Guaranty Ltd.
March 31, 2018
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (2) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates or Assured Guaranty’s loss experience; (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) increased competition, including from new entrants into the financial guaranty industry; (7) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (8) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (9) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (10) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (11) changes in applicable accounting policies or practices; (12) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (13) the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; (14) the possibility that acquisitions or alternative investments made by Assured Guaranty do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences;(15) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (16) difficulties with the execution of Assured Guaranty’s business strategy; (17) loss of key personnel; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risk factors identified in AGL's filings with the SEC; (21) other risks and uncertainties that have not been identified at this time and; (22) management’s response to these factors. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Net income (loss)	$197	$317
Non-GAAP operating income(1)	155	273
Gain (loss) related to the effect of consolidating financial guaranty variable interest entities (FG VIE consolidation) (net of tax provision (benefit) of $1 and $2) included in non-GAAP operating income	5	5

Net income (loss) per diluted share	$1.68	$2.49
Non-GAAP operating income per diluted share (1)	1.33	2.14
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	0.04	0.03

Weighted average shares outstanding
Basic shares outstanding	115.2	125.3
Diluted shares outstanding (1)	116.6	127.1

Effective tax rate on net income	9.3%	14.7%
Effective tax rate on non-GAAP operating income(3)	9.6%	11.0%
Effect of FG VIE consolidation included in effective tax rate on non-GAAP operating income	0.4%	0.5%

Return on equity (ROE) calculations (4):
GAAP ROE	11.5%	19.3%
Non-GAAP operating ROE (1)	9.4%	17.0%
Effect of FG VIE consolidation on non-GAAP operating ROE	0.2%	0.3%

New business:
Gross written premiums (GWP)	$73	$111
Present value of new business production (PVP) (1)	61	99
Gross par written	2,202	4,691

	As of
	March 31, 2018	December 31, 2017
Shareholders' equity	$6,784	$6,839
Non-GAAP operating shareholders' equity (1)	6,592	6,521
Non-GAAP adjusted book value (1)	9,034	9,020
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	8	5
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value	(12)	(14)

Shares outstanding at the end of period	113.7	116.0

Shareholders' equity per share	$59.67	$58.95
Non-GAAP operating shareholders' equity per share (1)	57.97	56.20
Non-GAAP adjusted book value per share (1)	79.45	77.74
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	0.06	0.03
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value	(0.10)	(0.12)

Net debt service outstanding	$390,017	$401,118
Net par outstanding	257,089	264,952
Claims-paying resources (5)	11,537	11,752

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Non-GAAP diluted shares outstanding were the same as diluted shares calculated in accordance with accounting principles generally accepted in the United States of America (GAAP) since both net income and non-GAAP operating income were positive for all periods.

3)	Represents the ratio of non-GAAP operating provision for income taxes to non-GAAP operating income before income taxes.

4)	Quarterly ROE calculations represent annualized returns. See page 7 for additional information on calculation.

5)	See page 9 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$52	$58
Net change in fair value of credit derivatives, pre-tax	5	15

Net income effect	45	51
Net income per diluted share	0.38	0.40

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(1), pre-tax	55	66
Non-GAAP operating income(1) effect	43	46
Non-GAAP operating income per diluted share (1)	0.37	0.36

1)
Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of non-GAAP operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	March 31,	December 31,
	2018	2017
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,297	$10,674
Short-term investments, at fair value	751	627
Other invested assets	103	94
Total investment portfolio	11,151	11,395

Cash	114	144
Premiums receivable, net of commissions payable	944	915
Ceded unearned premium reserve	122	119
Deferred acquisition costs	100	101
Salvage and subrogation recoverable	430	572
Financial guaranty variable interest entities (FG VIE) assets, at fair value	651	700
Other assets	507	487
Total assets	$14,019	$14,433

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,395	$3,475
Loss and loss adjustment expense reserve	1,299	1,444
Long-term debt	1,281	1,292
Credit derivative liabilities	237	271
FG VIE liabilities with recourse, at fair value	598	627
FG VIE liabilities without recourse, at fair value	110	130
Other liabilities	315	355
Total liabilities	7,235	7,594

Shareholders' equity:
Common stock	1	1
Additional paid-in capital	466	573
Retained earnings	6,102	5,892
Accumulated other comprehensive income	214	372
Deferred equity compensation	1	1
Total shareholders' equity	6,784	6,839
Total liabilities and shareholders' equity	$14,019	$14,433

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Revenues:
Net earned premiums	$145	$164
Net investment income	101	122
Net realized investment gains (losses)	(5)	32
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	2	15
Net unrealized gains (losses)	32	39
Net change in fair value of credit derivatives	34	54
Fair value gains (losses) on FG VIEs	4	10
Bargain purchase gain and settlement of pre-existing relationships	—	58
Commutation gains	1	73
Other income (loss)	13	14
Total revenues	293	527
Expenses:
Loss and loss adjustment expenses (LAE)	(18)	59
Amortization of deferred acquisition costs	5	4
Interest expense	24	24
Other operating expenses	65	68
Total expenses	76	155
Income (loss) before income taxes	217	372
Provision (benefit) for income taxes	20	55
Net income (loss)	$197	$317

Earnings per share:
Basic	$1.71	$2.53
Diluted	$1.68	$2.49

Assured Guaranty Ltd.
Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation
(dollars in millions)

Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation for the Three Months Ended March 31, 2018 and March 31, 2017

	Three Months Ended		Three Months Ended
	March 31, 2018		March 31, 2017
	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(3)	$—	$(4)
Net investment income	—	(1)	—	(1)
Net realized investment gains (losses)	(5)	—	32	—
Net change in fair value of credit derivatives	29	—	43	—
Fair value gains (losses) on FG VIEs	—	4	—	10
Other income (loss)	21	0	8	0
Total revenue adjustments	45	0	83	5
Adjustments to expenses:
Loss expense	(1)	(6)	18	(2)
Total expense adjustments	(1)	(6)	18	(2)
Pre-tax adjustments	46	6	65	7
Tax effect of adjustments	4	1	21	2
After-tax adjustments	$42	$5	$44	$5

1)
The "Non-GAAP Operating Income Adjustments" column represents the amounts recorded in the condensed consolidated statements of operations that the Company removes to arrive at non-GAAP operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the condensed consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Non-GAAP operating income Reconciliation	Three Months Ended
	March 31,
	2018	2017

Net income (loss)	$197	$317
Less pre-tax adjustments:
Realized gains (losses) on investments	(5)	32
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	30	25
Fair value gains (losses) on committed capital securities (CCS)	(1)	(2)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	22	10
Total pre-tax adjustments	46	65
Less tax effect on pre-tax adjustments	(4)	(21)
Non-GAAP operating income	$155	$273

Gain (loss) related to FG VIE consolidation (net of tax provision of $1 and $2) included in non-GAAP operating income	$5	$5

Per diluted share:
Net income (loss)	$1.68	$2.49
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.04)	0.25
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.26	0.20
Fair value gains (losses) on CCS	(0.01)	(0.01)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.18	0.08
Total pre-tax adjustments	0.39	0.52
Less tax effect on pre-tax adjustments	(0.04)	(0.17)
Non-GAAP operating income	$1.33	$2.14

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	$0.04	$0.03

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	March 31,	December 31,	March 31,	December 31,
	2018	2017	2017	2016
Shareholders' equity	$6,784	$6,839	$6,637	$6,504
Non-GAAP operating shareholders' equity	6,592	6,521	6,460	6,386
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	8	5	(3)	(7)

			Three Months Ended
			March 31,
			2018	2017
Net income (loss)			$197	$317
Non-GAAP operating income			155	273
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income			5	5

Average shareholders' equity			$6,812	$6,571
Average non-GAAP operating shareholders' equity			6,557	6,423
Gain (loss) related to FG VIE consolidation included in average non-GAAP operating shareholders' equity			7	(5)

GAAP ROE (1)			11.5%	19.3%
Non-GAAP operating ROE (1)			9.4%	17.0%
Effect of FG VIE consolidation included in non-GAAP operating ROE			0.2%	0.3%

1)	Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	March 31,	December 31,	March 31,	December 31,
	2018	2017	2017	2016
Reconciliation of shareholders' equity to non-GAAP adjusted book value:
Shareholders' equity	$6,784	$6,839	$6,637	$6,504
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(116)	(146)	(164)	(189)
Fair value gains (losses) on CCS	58	60	60	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	307	487	380	316
Less taxes	(57)	(83)	(99)	(71)
Non-GAAP operating shareholders' equity	6,592	6,521	6,460	6,386
Pre-tax reconciling items:
Less: Deferred acquisition costs	100	101	106	106
Plus: Net present value of estimated net future revenue	140	146	153	136
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,899	2,966	3,236	2,922
Plus taxes	(497)	(512)	(945)	(832)
Non-GAAP adjusted book value	$9,034	$9,020	$8,798	$8,506

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(2), $(2), $2, and $4)	$8	$5	$(3)	$(7)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $3, $3, $12, and$12)	$(12)	$(14)	$(20)	$(24)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of March 31, 2018
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,247	$1,847	$277	$1,017	$(427)	$4,961
Contingency reserve	1,133	644	229	—	(229)	1,777
Qualified statutory capital	3,380	2,491	506	1,017	(656)	6,738
Unearned premium reserve(1)	1,646	336	235	659	(235)	2,641
Loss and LAE reserves (1)	617	214	0	312	0	1,143
Total policyholders' surplus and reserves	5,643	3,041	741	1,988	(891)	10,522
Present value of installment premium	182	117	0	136	0	435
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (2)	180	180	180	—	(360)	180
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,205	3,538	921	2,124	(1,251)	11,537
Adjustment for MAC (4)	450	291	—	—	(741)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,755	$3,247	$921	$2,124	$(510)	$11,537

Statutory net par outstanding (5)	$119,306	$22,642	$28,471	$63,680	$(721)	$233,378
Equity method adjustment (4)	17,282	11,189	—	—	(28,471)	—
Adjusted statutory net par outstanding (1)	$136,588	$33,831	$28,471	$63,680	$(29,192)	$233,378

Net debt service outstanding (5)	$189,808	$34,163	$41,910	$99,931	$(1,125)	$364,687
Equity method adjustment (4)	25,440	16,470	—	—	(41,910)	—
Adjusted net debt service outstanding (1)	$215,248	$50,633	$41,910	$99,931	$(43,035)	$364,687
Ratios:
Adjusted net par outstanding to qualified statutory capital	40:1	14:1	56:1	63:1		35:1
Capital ratio (6)	64:1	20:1	83:1	98:1		54:1
Financial resources ratio (7)	35:1	14:1	46:1	47:1		32:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include, as applicable, (i) their 100% share of their respective European insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)
Represents the $180 million portion placed with an unaffiliated reinsurer of a $400 million aggregate excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2018. The facility terminates on January 1, 2020, unless AGC, AGM and MAC choose to extend it.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages, and (iii) eliminations related to the sale of European Subsidiaries from AGC to AGM. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net par outstanding and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of United States (U.S.) statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended March 31, 2018 and March 31, 2017

	Three Months Ended					Three Months Ended
	March 31, 2018					March 31, 2017
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$33	$39	$1	$0	$73	$51	$58	$1	$1	$111
Less: Installment GWP and other GAAP adjustments(1)	(2)	23	1	0	22	(1)	56	1	(1)	55
Upfront GWP	35	16	—	—	51	52	2	—	2	56
Plus: Installment premium PVP	—	10	0	—	10	—	38	5	—	43
Total PVP	$35	$26	$0	$—	$61	$52	$40	$5	$2	$99

Gross par written	$2,004	$187	$11	$—	$2,202	$3,430	$990	$243	$28	$4,691

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended
	March 31, 2018
	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
Tax backed	$951	A
General obligation	700	A-
Transportation	104	BBB+
Municipal utilities	75	A
Housing revenue	72	BBB-
Higher education	58	A-
Infrastructure finance	39	BBB-
Healthcare	5	A-
Total U.S. public finance	2,004	A-
Non-U.S. public finance:
Infrastructure finance	187	BBB-
Total non-U.S. public finance	187	BBB-
Total public finance	$2,191	A-

U.S. structured finance:
Structured credit	$11	BBB
Total U.S. structured finance	11	BBB
Non-U.S. structured finance	—	--
Total structured finance	$11	BBB

Total gross par written	$2,202	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

	1Q-17	2Q-17	3Q-17	4Q-17	1Q-18
PVP:
Public finance - U.S.	$52	$46	$39	$59	$35
Public finance - non-U.S.	40	14	4	8	26
Structured finance - U.S.	5	0	0	7	0
Structured finance - non-U.S.	2	10	—	3	—
Total PVP	$99	$70	$43	$77	$61

Reconciliation of GWP to PVP:

Total GWP	$111	$79	$45	$72	$73
Less: Installment GWP and other GAAP adjustments	55	25	10	9	22
Upfront GWP	56	54	35	63	51
Plus: Installment premium PVP	43	16	8	14	10
Total PVP	$99	$70	$43	$77	$61

Gross par written:
Public finance - U.S.	$3,430	$4,832	$3,328	$4,367	$2,004
Public finance - non-U.S.	990	181	89	116	187
Structured finance - U.S.	243	—	—	246	11
Structured finance - non-U.S.	28	127	—	47	—
Total	$4,691	$5,140	$3,417	$4,776	$2,202

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of March 31, 2018
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. obligations of states and political subdivisions(4)	$5,094	3.56%	3.33%	$5,231	$182
Insured obligations of state and political subdivisions (2)(4)	229	4.88	4.55	243	11
U.S. Treasury securities and obligations of U.S. government agencies	209	2.35	1.89	213	5
Agency obligations	56	5.34	4.87	62	3
Corporate securities (4)	1,911	3.14	2.74	1,924	60
Mortgage-backed securities (MBS):
Residential MBS (RMBS) (3)(4)	857	4.80	4.09	849	41
Commercial MBS (CMBS)	561	3.27	2.84	559	18
Asset-backed securities (4)	721	9.16	7.28	889	66
Non-U.S. government securities	331	1.50	1.19	327	5
Total fixed maturity securities	9,969	3.92	3.48	10,297	391
Short-term investments	751	1.42	1.13	751	11
Cash (5)	114	—	—	114	—
Total	$10,834	3.75%	3.31%	$11,162	$402

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$213	2.1%
Agency obligations	62	0.6
AAA/Aaa	1,443	14.0
AA/Aa	5,164	50.2
A/A	1,898	18.4
BBB	351	3.4
Below investment grade (BIG) (7)	1,111	10.8
Not rated	55	0.5
Total fixed maturity securities, available-for-sale	$10,297	100.0%

Duration of fixed maturity securities and short-term investments (in years):		4.8

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $82 million insured by AGC and AGM.

3)	Includes fair value of $213 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Cash is not included in the yield calculation.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.

7)
Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,620 million in par with carrying value of $1,089 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues
2018 (as of March 31)		$390,017
2018 Q2	$10,742	379,275	$87	$5	$(3)	$2
2018 Q3	11,517	367,758	84	5	(3)	2
2018 Q4	8,390	359,368	81	4	(3)	2
2019	28,802	330,566	292	17	(9)	8
2020	22,076	308,490	268	16	(7)	8
2021	22,679	285,811	244	14	(6)	7
2022	20,836	264,975	222	13	(5)	6

2018-2022	125,042	264,975	1,278	74	(36)	35
2023-2027	88,351	176,624	864	50	(16)	28
2028-2032	70,548	106,076	569	29	(12)	24
2033-2037	50,867	55,209	330	15	(11)	21
After 2037	55,209	—	286	13	(1)	24
Total	$390,017		$3,327	$181	$(76)	$132

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2018. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations,terminations and because of management's assumptions on structured finance amortization.

2)	See page 16, ‘‘Net Expected Loss to be Expensed.’’

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2018 (as of March 31)						$12,005
2018 Q2	$17	$215	$2	$144	$378	11,627
2018 Q3	14	217	(2)	111	340	11,287
2018 Q4	9	208	(51)	147	313	10,974
2019	60	796	7	566	1,429	9,545
2020	73	615	(2)	413	1,099	8,446
2021	58	581	2	483	1,124	7,322
2022	31	388	95	479	993	6,329

2018-2022	262	3,020	51	2,343	5,676	6,329
2023-2027	257	1,038	159	1,098	2,552	3,777
2028-2032	201	248	865	363	1,677	2,100
2033-2037	541	311	222	741	1,815	285
After 2037	82	61	64	78	285	—
Total structured finance	$1,343	$4,678	$1,361	$4,623	$12,005

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2018 (as of March 31)		$245,084
2018 Q2	$7,408	237,676
2018 Q3	8,430	229,246
2018 Q4	5,266	223,980
2019	17,005	206,975
2020	11,252	195,723
2021	12,408	183,315
2022	11,243	172,072

2018-2022	73,012	172,072
2023-2027	50,141	121,931
2028-2032	44,929	77,002
2033-2037	35,128	41,874
After 2037	41,874	—
Total public finance	$245,084

Net par outstanding (end of period)

	1Q-17	2Q-17	3Q-17	4Q-17	1Q-18
Public finance - U.S.	$238,050	$232,418	$218,216	$209,392	$201,337
Public finance - non-U.S.	39,343	40,533	42,727	42,922	43,747
Structured finance - U.S.	18,446	15,655	13,142	11,224	10,681
Structured finance - non-U.S.	2,404	2,014	1,682	1,414	1,324
Net par outstanding	$298,243	$290,620	$275,767	$264,952	$257,089

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed
As of March 31, 2018
(dollars in millions)

Net Expected Loss to be Expensed (1)
GAAP

2018 Q2	$9
2018 Q3	10
2018 Q4	10
2019	42
2020	39
2021	35
2022	32

2018-2022	177
2023-2027	126
2028-2032	77
2033-2037	35
After 2037	12
Total expected present value of net expected loss to be expensed(2)	427
Future accretion	86
Total expected future loss and LAE	$513

1)	The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.0% to 3.11% for U.S. dollar denominated obligations.

2)	Excludes $48 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	March 31, 2018		December 31, 2017
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$86,633	A-	$90,705	A-
Tax backed	43,261	A-	44,350	A-
Municipal utilities	31,609	A-	32,357	A-
Transportation	16,309	A-	17,030	A-
Healthcare	7,977	A	8,763	A
Higher education	7,607	A-	8,195	A
Infrastructure finance	4,234	BBB+	4,216	BBB+
Housing revenue	1,324	BBB+	1,319	BBB+
Investor-owned utilities	502	A-	523	A-
Other public finance	1,881	A	1,934	A
Total U.S. public finance	201,337	A-	209,392	A-
Non-U.S. public finance:
Infrastructure finance	18,553	BBB	18,234	BBB
Regulated utilities	17,112	BBB+	16,689	BBB+
Pooled infrastructure	1,577	AAA	1,561	AAA
Other public finance	6,505	A	6,438	A
Total non-U.S. public finance	43,747	BBB+	42,922	BBB+
Total public finance	$245,084	A-	$252,314	A-

U.S. structured finance:
RMBS	$4,678	BBB-	$4,818	BBB-
Insurance securitizations	1,445	A+	1,449	A+
Consumer receivables	1,408	A-	1,590	A-
Financial products	1,361	AA-	1,418	AA-
Pooled corporate obligations	1,217	A+	1,347	A
Other structured finance	572	A	602	A
Total U.S. structured finance	10,681	A-	11,224	BBB+

Non-U.S. structured finance:
RMBS	637	A-	637	A-
Pooled corporate obligations	126	A	157	A+
Other structured finance	561	A	620	A
Total non-U.S. structured finance	1,324	A	1,414	A
Total structured finance	$12,005	A-	$12,638	A-

Total	$257,089	A-	$264,952	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of March 31, 2018
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$866	0.4%	$2,568	5.9%	$1,654	15.5%	$289	21.8%	$5,377	2.1%
AA	27,283	13.6	206	0.5	3,763	35.2	68	5.1	31,320	12.2
A	115,123	57.2	14,309	32.7	1,405	13.2	213	16.1	131,050	51.0
BBB	51,419	25.5	24,909	56.9	768	7.2	647	48.9	77,743	30.2
BIG	6,646	3.3	1,755	4.0	3,091	28.9	107	8.1	11,599	4.5
Net Par Outstanding (1)	$201,337	100.0%	$43,747	100.0%	$10,681	100.0%	$1,324	100.0%	$257,089	100.0%

1)	As of March 31, 2018, excludes $2.0 billion of net par attributable to loss mitigation strategies, including loss mitigation securities held in the investment portfolio, which are primarily BIG.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of March 31, 2018
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$35,832	13.9%
Texas	18,042	7.0
Pennsylvania	17,802	6.9
Illinois	15,910	6.2
New York	15,167	5.9
New Jersey	11,857	4.6
Florida	9,980	3.9
Michigan	6,244	2.4
Puerto Rico	4,967	1.9
Alabama	4,590	1.8
Other	60,946	23.7
Total U.S. public finance	201,337	78.2
U.S. structured finance	10,681	4.2
Total U.S.	212,018	82.4

Non-U.S.:
United Kingdom	31,027	12.1
France	3,235	1.3
Canada	2,649	1.0
Australia	2,269	0.9
Italy	1,534	0.6
Other	4,357	1.7
Total non-U.S.	45,071	17.6

Total net par outstanding	$257,089	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of March 31, 2018
(dollars in millions)

Exposure to Puerto Rico

	Gross Par Outstanding	Net Par Outstanding	Gross Debt Service Outstanding	Net Debt Service Outstanding
Total	$5,187	$4,967	$8,385	$8,072

Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding (2)	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (3)	$670	$343	$407	$(1)	$1,419	$1,469
Puerto Rico Public Buildings Authority (PBA)	9	141	0	(9)	141	146
Public Corporations - Certain Revenues Potentially Subject to Clawback
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (3)	252	511	204	(85)	882	913
PRHTA (Highways revenue) (3)	358	93	44	—	495	556
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)	—	17	1	—	18	18
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA) (3)	547	73	233	—	853	870
Puerto Rico Aqueduct and Sewer Authority (PRASA) (4)	—	284	89	—	373	373
Puerto Rico Municipal Finance Agency (MFA) (4)	221	54	85	—	360	416
Puerto Rico Sales Tax Financing Corporation (COFINA) (3)	264	—	9	—	273	273
University of Puerto Rico (4)	—	1	—	—	1	1
Total exposure to Puerto Rico	$2,321	$1,669	$1,072	$(95)	$4,967	$5,187

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

2)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $26 million and a fully accreted net par at maturity of $56 million. Of these amounts, current net par of $20 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $4 million and fully accreted net par at maturity of $4 million relate to the PRHTA, and current net par of $2 million and fully accreted net par at maturity of $2 million relate to the Commonwealth General Obligation Bonds.

3)
As of the date of this filing, the seven-member federal financial oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) has certified a filing under Title III of PROMESA for these exposures.

4)	As of the date of this filing, the Company has not paid claims on these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of March 31, 2018
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico(1)

	2018 (2Q)	2018 (3Q)	2018 (4Q)	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028 - 2032	2033 - 2037	2038 - 2042	2043 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$0	$78	$0	$87	$141	$15	$37	$14	$73	$68	$34	$90	$215	$567	$—	$—	$1,419
PBA	—	—	—	3	5	13	0	6	0	7	11	40	16	40	—	—	141
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	0	38	—	32	25	18	28	34	4	29	24	29	157	279	185	—	882
PRHTA (Highway revenue)	—	20	—	21	22	35	6	32	33	34	1	—	112	179	—	—	495
PRCCDA	—	—	—	—	—	—	—	—	—	—	—	19	24	109	—	—	152
PRIFA	—	2	—	—	—	—	—	2	—	—	—	—	—	—	14	—	18
Other Public Corporations
PREPA	—	5	—	26	48	28	28	95	93	68	106	105	238	13	—	—	853
PRASA	—	—	—	—	—	—	—	—	2	25	26	28	29	—	2	261	373
MFA	—	57	—	55	45	40	40	22	17	17	34	12	21	—	—	—	360
COFINA	0	0	0	(1)	(1)	(1)	(2)	1	0	(2)	(2)	(2)	(1)	30	252	2	273
University of Puerto Rico	—	0	—	0	0	0	0	0	0	0	0	0	1	0	—	—	1
Total	$0	$200	$0	$223	$285	$148	$137	$206	$222	$246	$234	$321	$812	$1,217	$453	$263	$4,967

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $26 million and a fully accreted net par at maturity of $56 million. Of these amounts, current net par of $20 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $4 million and fully accreted net par at maturity of $4 million relate to the PRHTA, and current net par of $2 million and fully accreted net par at maturity of $2 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of March 31, 2018
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico(1)

	2018 (2Q)	2018 (3Q)	2018 (4Q)	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028 - 2032	2033 - 2037	2038 - 2042	2043 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$0	$114	$0	$156	$206	$74	$94	$71	$128	$119	$82	$136	$396	$649	$—	$—	$2,225
PBA	—	4	—	10	12	20	6	13	6	12	17	44	31	45	—	—	220
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	0	61	—	76	67	59	68	72	41	66	59	63	300	372	210	—	1,514
PRHTA (Highways revenue)	—	33	—	47	46	58	27	52	51	51	17	15	182	203	—	—	782
PRCCDA	—	3	—	7	7	7	7	7	7	7	7	26	55	121	—	—	261
PRIFA	—	2	—	1	1	1	1	2	1	1	1	1	4	3	16	—	35
Other Public Corporations
PREPA	3	22	3	65	87	63	62	128	121	91	126	122	273	15	—	—	1,181
PRASA	—	10	—	19	19	19	19	19	21	44	44	44	99	68	69	314	808
MFA	—	67	—	70	58	50	48	28	23	21	37	14	22	—	—	—	438
COFINA	0	6	0	13	13	13	13	16	15	13	13	13	74	96	307	2	607
University of Puerto Rico	—	0	—	0	0	0	0	0	0	0	0	0	1	0	—	—	1
Total	$3	$322	$3	$464	$516	$364	$345	$408	$414	$425	$403	$478	$1,437	$1,572	$602	$316	$8,072

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $26 million and a fully accreted net par at maturity of $56 million. Of these amounts, current net par of $20 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $4 million and fully accreted net par at maturity of $4 million relate to the PRHTA, and current net par of $2 million and fully accreted net par at maturity of $2 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of March 31, 2018
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$133	10.2%	45.9%	72.6%
AA	665	51.1	46.4	55.5
A	210	16.1	44.5	53.5
BBB	154	11.8	39.4	35.7
BIG	141	10.8	48.4	49.4
Total exposures	$1,303	100.0%	45.4%	53.3%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Trust preferred
Banks and insurance	$945	72.5%	44.9%	53.0%	AA-
U.S. mortgage and real estate investment trusts	243	18.6	47.3	54.6	BBB+
Other pooled corporates	115	8.9	N/A	N/A	A+
Total exposures	$1,303	100.0%	45.4%	53.3%	A+

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of March 31, 2018
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$4	$153	$24	$1,225	$0	$1,406
AA	24	159	30	245	—	458
A	0	—	0	75	0	75
BBB	2	—	—	68	4	74
BIG	112	478	56	1,025	995	2,666
Total exposures	$143	$790	$109	$2,638	$998	$4,678

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$18	$36	$12	$797	$47	$910
2005	70	259	26	153	205	713
2006	55	56	19	558	291	978
2007	—	439	53	1,061	455	2,007
2008	—	—	—	69	—	69
Total exposures	$143	$790	$109	$2,638	$998	$4,678

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 4)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	March 31, 2018	December 31, 2017
U.S. public finance:
General obligation	$2,526	$3,097
Tax backed	2,422	2,408
Municipal utilities	1,324	1,324
Transportation	87	94
Healthcare	77	77
Higher education	65	102
Housing revenue	18	18
Infrastructure finance	2	2
Other public finance	125	18
Total U.S. public finance	6,646	7,140
Non-U.S. public finance:
Infrastructure finance	1,339	1,320
Other public finance	416	411
Total non-U.S. public finance	1,755	1,731
Total public finance	$8,401	$8,871

U.S. structured finance:
RMBS	$2,666	$2,761
Consumer receivables	183	186
Pooled corporate obligations	99	161
Insurance securitizations	85	85
Other structured finance	58	68
Total U.S. structured finance	3,091	3,261
Non-U.S. structured finance:
RMBS	50	48
Pooled corporate obligations	42	42
Other structured finance	15	16
Total non-U.S. structured finance	107	106
Total structured finance	$3,198	$3,367
Total BIG net par outstanding	$11,599	$12,238

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 4)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	March 31, 2018	December 31, 2017
Category 1
U.S. public finance	$1,875	$2,368
Non-U.S. public finance	1,476	1,455
U.S. structured finance	525	603
Non-U.S. structured finance	104	102
Total Category 1	3,980	4,528
Category 2
U.S. public finance	391	663
Non-U.S. public finance	279	276
U.S. structured finance	368	418
Non-U.S. structured finance	3	4
Total Category 2	1,041	1,361
Category 3
U.S. public finance	4,380	4,109
Non-U.S. public finance	—	—
U.S. structured finance	2,198	2,240
Non-U.S. structured finance	—	—
Total Category 3	6,578	6,349
BIG Total	$11,599	$12,238

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 4)
As of March 31, 2018
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,578	CCC-
Puerto Rico Highways & Transportation Authority	1,377	CC-
Puerto Rico Electric Power Authority	853	CC
Puerto Rico Aqueduct & Sewer Authority	373	CCC
Puerto Rico Municipal Finance Agency	360	CCC-
Oyster Bay, New York	332	BB+
Puerto Rico Sales Tax Financing Corporation	273	CC
Virgin Islands Public Finance Authority	169	BB
Puerto Rico Convention Center District Authority	152	C
Stockton Pension Obligation Bonds, California	113	B
Penn Hills School District, Pennsylvania	107	BB
Detroit-Wayne County Stadium Authority, Michigan	82	BB+
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	69	BB
Atlantic City, New Jersey	61	BB
Virgin Islands Water and Power Authority	55	BB
Total U.S. public finance	$5,954

Non-U.S. public finance:
Coventry & Rugby Hospital Company	$598	BB+
Valencia Fair	343	BB-
Road Management Services PLC (A13 Highway)	223	B+
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	207	BB+
Autovia de la Mancha, S.A.	124	BB
CountyRoute (A130) plc	92	BB-
Breeze Finance S.A.	55	B-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	53	B+
Total non-U.S. public finance	$1,695
Total	$7,649

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 4)
As of March 31, 2018
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$213	CCC	18.2%
Soundview 2007-WMC1	163	CCC	40.0%
Countrywide HELOC 2006-I	156	BB	1.9%
Nomura Asset Accept. Corp. 2007-1	137	CCC	23.8%
MABS 2007-NCW	125	CCC	24.0%
New Century 2005-A	102	CCC	18.1%
Countrywide Home Equity Loan Trust 2007-D	90	B	3.2%
Countrywide HELOC 2007-A	84	B	3.2%
Countrywide HELOC 2006-F	83	B	3.0%
Countrywide HELOC 2007-B	81	B	2.4%
Countrywide HELOC 2005-D	77	B	3.2%
Countrywide Home Equity Loan Trust 2005-J	76	CCC	3.1%
Soundview (Delta) 2008-1	69	CCC	25.4%
Ace 2007-D1	64	CCC	27.5%
IndyMac 2007-H1 HELOC	63	CCC	2.6%
Doral 2006-1	55	CCC	39.6%
Ace Home Equity Loan Trust 2007-SL1	54	CCC	5.9%
Subtotal RMBS	$1,692

Non-RMBS:
Taberna Preferred Funding II, Ltd.	$99	BB	N/A
Ballantyne Re Plc	85	CC	N/A
National Collegiate Trust Series 2006-2	68	CCC	N/A
Subtotal non-RMBS	$252
Total U.S. structured finance	$1,944

Total non-U.S. structured finance	$—
Total	$1,944

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of March 31, 2018
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$4,551	BBB
Illinois (State of)	2,013	BBB
Pennsylvania (Commonwealth of)	1,900	A-
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,578	CCC-
Puerto Rico Highways & Transportation Authority	1,377	CC-
Chicago (City of) Illinois	1,332	BBB
California (State of)	1,251	A
North Texas Tollway Authority	1,205	A
Massachusetts (Commonwealth of)	1,200	AA-
Philadelphia (City of) Pennsylvania	1,190	BBB+
Wisconsin (State of)	1,176	A+
New York (City of) New York	1,133	AA-
Chicago Public Schools, Illinois	1,087	BBB-
Great Lakes Water Authority (Sewerage), Michigan	1,011	BBB+
Massachusetts (Commonwealth of) Water Resources	938	AA
Port Authority of New York & New Jersey	905	BBB
Arizona (State of)	875	A+
Puerto Rico Electric Power Authority	853	CC
Long Island Power Authority	851	BBB+
Connecticut (State of)	840	A
Philadelphia School District, Pennsylvania	825	A-
New York Metropolitan Transportation Authority	822	A
Georgia Board of Regents	819	A
Metropolitan Pier & Exposition Authority, Illinois	786	BBB
Suffolk County, New York	774	BBB
Pennsylvania Turnpike Commission	773	A-
Regional Transportation Authority, Illinois	737	AA-
Miami-Dade County Aviation, Florida	711	A
Jefferson County Alabama Sewer	666	BBB-
Kentucky (Commonwealth of)	616	A
Miami-Dade County, Florida	607	A+
Sacramento County, California	604	A-
Metro Washington Airports Authority (Dulles Toll Road)	598	BBB+
Garden State Preservation Trust (Open Space & Farmland), New Jersey	597	BBB+
Nassau County, New York	590	A-
Oglethorpe Power Corporation, Georgia	575	BBB
Pittsburgh Water & Sewer, Pennsylvania	541	BBB+
New Jersey Turnpike Authority, New Jersey	526	A-
San Francisco (City & County) Airports Commission	521	A
Atlanta, Georgia Water & Sewer System	512	A-
Utah Transit Authority (Sales Tax)	495	AA+
California (State of) Department of Water Resources - Electric Power Revenue	493	AA-
Miami-Dade County School Board, Florida	488	A
New York (State of)	480	A+
Anaheim (City of), California	461	BBB+
Yankee Stadium LLC New York City Industrial Development Authority	461	BBB-
Dade County Sales Tax, Florida	455	AA-
Central Florida Expressway Authority, Florida (fka Orlando-Orange County Expressway Authority)	447	A+
Great Lakes Water Authority (Water), Michigan	432	BBB+
Kansas (State of)	430	A+
Total top 50 U.S. public finance exposures	$45,108

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of March 31, 2018
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Private US Insurance Securitization	$500	AA	N/A
SLM Private Credit Student Trust 2007-A	500	A+	19.0%
Private US Insurance Securitization	424	AA	N/A
SLM Private Credit Student Loan Trust 2006-C	310	A+	31.3%
Private US Insurance Securitization	250	AA	N/A
Option One 2007-FXD2	213	CCC	0.0%
Timberlake Financial, LLC Floating Insured Notes	185	BBB-	N/A
Soundview 2007-WMC1	163	CCC	—%
Countrywide HELOC 2006-I	156	BB	0.0%
Nomura Asset Accept. Corp. 2007-1	137	CCC	0.0%
CWABS 2007-4	132	A+	0.0%
CWALT Alternative Loan Trust 2007-HY9	130	A	0.0%
ALESCO Preferred Funding XIII, Ltd.	127	AA	53.7%
MABS 2007-NCW	125	CCC	0.0%
OwnIt Mortgage Loan ABS Certificates 2006-3	111	AAA	23.8%
Structured Asset Investment Loan Trust 2006-1	111	AAA	10.5%
Soundview Home Equity Loan Trust 2006-OPT1	111	AAA	51.9%
New Century Home Equity Loan Trust 2006-1	111	AAA	9.8%
First Franklin Mortgage Loan ABS 2005-FF12	105	AAA	89.2%
ALESCO Preferred Funding XI	105	AA	52.7%
New Century 2005-A	102	CCC	4.1%
Taberna Preferred Funding II, Ltd.	99	BB	49.4%
Countrywide 2007-13	98	AA-	20.5%
National Collegiate Trust Series 2005-GT3 Grantor Trust Certificates	94	BBB	9.6%
Countrywide Home Equity Loan Trust 2007-D	90	B	0.0%
Private Other Structured Finance Transaction	88	AAA	N/A
ALESCO Preferred Funding XII, Ltd.	87	A-	48.6%
Trapeza CDO XI	87	A-	62.0%
Preferred Term Securities XXIV, Ltd.	87	AA-	47.4%
Ballantyne Re Plc	85	CC	N/A
Countrywide HELOC 2007-A	85	B	0.0%
Countrywide HELOC 2006-F	83	B	0.0%
Countrywide HELOC 2007-B	81	B	0.0%
IMPAC CMB Trust Series 2007-A	81	AAA	10.9%
Trapeza CDO X, Ltd.	78	AA	60.8%
Countrywide HELOC 2005-D	77	B	0.0%
Countrywide Home Equity Loan Trust 2005-J	76	CCC	0.0%
First Franklin Mortgage Loan ABS 2005-FF12	76	AAA	89.2%
Attentus CDO I Limited	71	AA	60.2%
Alesco Preferred Funding XVI, Ltd.	70	BBB-	25.2%
Soundview (Delta) 2008-1	69	CCC	0.0%
National Collegiate Trust Series 2006-2	68	CCC	—%
Private Other Structured Finance Transaction	66	A-	N/A
MASTR Asset Backed Securities Trust 2005-NC2	65	AAA	—%
Ace 2007-D1	64	CCC	0.1%
IndyMac 2007-H1 HELOC	63	CCC	—%
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB	N/A
Mid-State Trust X	62	AAA	41.3%
ALESCO Preferred Funding X Ltd.	61	AA	60.7%
Preferred Term Securities XXIII	60	AA	50.7%
Total top 50 U.S. structured finance exposures	$6,342

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of March 31, 2018
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,667	A-
Hydro-Quebec, Province of Quebec	Canada	2,030	A+
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	1,856	BBB+
Thames Water Utility Finance PLC	United Kingdom	1,585	A-
Anglian Water Services Financing	United Kingdom	1,529	A-
Dwr Cymru Financing Limited	United Kingdom	1,508	A-
Southern Gas Networks PLC	United Kingdom	1,128	BBB
Channel Link Enterprises Finance PLC	France, United Kingdom	1,052	BBB
National Grid Gas PLC	United Kingdom	1,023	BBB+
British Broadcasting Corporation	United Kingdom	988	A+
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	965	AAA
Aspire Defence Finance plc	United Kingdom	951	BBB+
Capital Hospitals (Barts)	United Kingdom	778	BBB-
Verdun Participations 2 S.A.S.	France	697	BBB-
Sydney Airport Finance Company	Australia	681	BBB
InspirED Education (South Lanarkshire) plc	United Kingdom	676	BBB-
Campania Region - Healthcare receivable	Italy	656	BBB-
Envestra Limited	Australia	635	BBB+
Coventry & Rugby Hospital Company	United Kingdom	598	BB+
Derby Healthcare PLC	United Kingdom	564	BBB
National Grid Company PLC	United Kingdom	539	BBB+
NATS (En Route) PLC	United Kingdom	535	A
International Infrastructure Pool	United Kingdom	526	AAA
International Infrastructure Pool	United Kingdom	526	AAA
International Infrastructure Pool	United Kingdom	526	AAA
Total top 25 non-U.S. exposures		$25,219

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of March 31, 2018
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Specialized Loan Servicing, LLC	$1,514
Ocwen Loan Servicing, LLC(1)	1,206
Bank of America, N.A.(2)	897
Wells Fargo Bank NA	365
JPMorgan Chase Bank	190
Select Portfolio Servicing, Inc.	183
Ditech Financial LLC	62
Carrington Mortgage Services, LLC	56
Banco Popular de Puerto Rico	54
Citicorp Mortgage Securities, Inc.	30
Total top 10 U.S. residential mortgage servicer exposures	$4,557

1) Includes GMAC Mortgage LLC, Residential Funding Company LLC and Homeward Residential Inc.

2)	Includes Countrywide Home Loans, Inc.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
Children's National Medical Center, District of Columbia	$400	A-	DC
CHRISTUS Health	338	A-	TX
Methodist Healthcare	304	A+	TN
Atrium Health (fka Carolinas HealthCare System)	289	AA-	NC
Dignity Health, California	285	A-	CA
Palmetto Health Alliance, South Carolina	267	BBB+	SC
Mercy Health (f/k/a Catholic Health Partners)	264	A	OH
Asante Health System	259	A+	OR
Palomar Pomerado Health	251	BBB-	CA
Bon Secours Health System Obligated Group	233	A-	MD
Total top 10 U.S. healthcare exposures	$2,890

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Three Months Ended March 31, 2018

	Net Expected Loss to be Paid (Recovered) as of December 31, 2017	Economic Loss Development During 1Q-18	(Paid) Recovered Losses During 1Q-18	Net Expected Loss to be Paid (Recovered) as of March 31, 2018
Public Finance:
U.S. public finance	$1,157	$(39)	$(111)	$1,007
Non-U.S public finance	46	(3)	—	43
Public Finance	1,203	(42)	(111)	1,050

Structured Finance:
U.S. RMBS (2)	73	16	130	219
Other structured finance	27	2	0	29
Structured Finance	100	18	130	248
Total	$1,303	$(24)	$19	$1,298

1)	Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)	Includes future net representations and warranties (R&W) receivable of $19 million as of March 31, 2018 and $117 million as of December 31, 2017.

Assured Guaranty Ltd.
Loss Measures
As of March 31, 2018
(dollars in millions)

	Total Net Par Outstanding for BIG Transactions	1Q-18 Loss and LAE	1Q-18 Loss and LAE included in Operating Income (1)	1Q-18 Effect of FG VIE Consolidation (2)
Public finance:
U.S. public finance	$6,646	$(28)	$(28)	$—
Non-U.S public finance	1,755	(1)	(1)	—
Public finance	8,401	(29)	(29)	—
Structured finance:
U.S. RMBS	2,666	16	17	(6)
Other structured finance	532	(5)	(5)	—
Structured finance	3,198	11	12	(6)
Total	$11,599	$(18)	$(17)	$(6)

1)	Non-GAAP operating income includes financial guaranty insurance and credit derivatives.

2)
The "Effect of FG VIE Consolidation" column represents amounts included in the condensed consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Three Months Ended March 31, 2018		Year Ended December 31,
			2017		2016		2015		2014
GAAP Summary Income Statement Data
Net earned premiums	$145		$690		$864		$766		$570
Net investment income	101		418		408		423		403
Realized gains and other settlements on credit derivatives	2		(10)		29		(18)		23
Total expenses	76		748		660		776		463
Income (loss) before income taxes	217		991		1,017		1,431		1,531
Net income (loss)	197		730		881		1,056		1,088
Net income (loss) per diluted share	1.68		5.96		6.56		7.08		6.26

GAAP Summary Balance Sheet Data
Total investments and cash	$11,265		$11,539		$11,103		$11,358		$11,459
Total assets	14,019		14,433		14,151		14,544		14,919
Unearned premium reserve	3,395		3,475		3,511		3,996		4,261
Loss and LAE reserve	1,299		1,444		1,127		1,067		799
Long-term debt	1,281		1,292		1,306		1,300		1,297
Shareholders’ equity	6,784		6,839		6,504		6,063		5,758
Shareholders’ equity per share	59.67		58.95		50.82		43.96		36.37

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$390,017		$401,118		$437,535		$536,341		$609,622
Gross debt service outstanding (end of period)	397,233		408,492		455,000		559,470		646,722
Net par outstanding (end of period)	257,089		264,952		296,318		358,571		403,729
Gross par outstanding (end of period)	261,388		269,386		307,474		373,192		426,705

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$364,687		$373,340		$401,004		$502,331		$583,598
Gross debt service outstanding (end of period)	371,682		380,478		417,072		524,104		619,475
Net par outstanding (end of period)	233,378		239,003		262,468		327,306		379,714
Gross par outstanding (end of period)	237,475		243,217		272,286		340,662		401,552

Claims-paying resources
Policyholders' surplus	$4,961		$5,211		$5,036		$4,550		$4,142
Contingency reserve	1,777		1,750		2,008		2,263		2,330
Qualified statutory capital	6,738		6,961		7,044		6,813		6,472
Unearned premium reserve	2,641		2,674		2,509		3,045		3,299
Loss and LAE reserves	1,143		1,092		888		1,043		852
Total policyholders' surplus and reserves	10,522		10,727		10,441		10,901		10,623
Present value of installment premium	435		445		500		645		716
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	180		180		360		360		450
Total claims-paying resources	$11,537		$11,752		$11,701		$12,306		$12,189

Ratios:
Net par outstanding to qualified statutory capital	35	:1	34	:1	37	:1	48	:1	59	:1
Capital ratio(2)	54	:1	54	:1	57	:1	74	:1	90	:1
Financial resources ratio(2)	32	:1	32	:1	34	:1	41	:1	48	:1

Par and Debt Service Written
Gross debt service written:
Public finance - U.S.	$3,664		$26,988		$25,423		$25,832		$20,804
Public finance - non-U.S.	245		2,811		848		2,054		233
Structured finance - U.S.	14		500		1,143		355		423
Structured finance - non-U.S.	—		202		30		69		387
Total gross debt service written	$3,923		$30,501		$27,444		$28,310		$21,847

Net debt service written	$3,923		$30,476		$27,444		$28,310		$21,847
Net par written	2,202		17,962		17,854		17,336		13,171
Gross par written	2,202		18,024		17,854		17,336		13,171

1) Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 9 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	As of and for Three Months Ended March 31, 2018	Year Ended December 31,
		2017	2016	2015	2014
Total GWP	$73	$307	$154	$181	$104
Less: Installment GWP and other GAAP adjustments (2)	22	99	(10)	55	(22)
Upfront GWP	51	208	164	126	126
Plus: Installment premium PVP	10	81	50	53	42
Total PVP	$61	$289	$214	$179	$168

PVP:
Public finance - U.S.	$35	$196	$161	$124	$128
Public finance - non-U.S.	26	66	25	27	7
Structured finance - U.S.	0	12	27	22	24
Structured finance - non-U.S.	—	15	1	6	9
Total PVP	$61	$289	$214	$179	$168

Non-GAAP operating income reconciliation:
Net income (loss)	$197	$730	$881	$1,056	$1,088
Less pre-tax adjustments:
Realized gains (losses) on investments	(5)	40	(30)	(27)	(56)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	30	43	36	505	687
Fair value gains (losses) on CCS	(1)	(2)	0	27	(11)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	22	57	(33)	(15)	(21)
Total pre-tax adjustments	46	138	(27)	490	599
Less tax effect on pre-tax adjustments	(4)	(69)	13	(144)	(158)
Non-GAAP operating income	$155	$661	$895	$710	$647

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income (net of tax provision of $1, $6, $7, $4, and $84)	$5	$11	$12	$11	$156

Non-GAAP operating income per diluted share reconciliation:
Net income (loss) per diluted share	$1.68	$5.96	$6.56	$7.08	$6.26
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.04)	0.33	(0.23)	(0.18)	(0.32)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.26	0.35	0.27	3.39	3.95
Fair value gains (losses) on CCS	(0.01)	(0.02)	0.00	0.18	(0.06)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.18	0.46	(0.25)	(0.10)	(0.12)
Total pre-tax adjustments	0.39	1.12	(0.21)	3.29	3.45
Less tax effect on pre-tax adjustments	(0.04)	(0.57)	0.09	(0.97)	(0.92)
Non-GAAP operating income per diluted share	$1.33	$5.41	$6.68	$4.76	$3.73

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	$0.04	$0.10	$0.10	$0.07	$0.90

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of and for Three Months Ended March 31, 2018	As of December 31,
		2017	2016	2015	2014
Adjusted book value reconciliation:
Shareholders' equity	$6,784	$6,839	$6,504	$6,063	$5,758
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(116)	(146)	(189)	(241)	(741)
Fair value gains (losses) on CCS	58	60	62	62	35
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	307	487	316	373	523
Less taxes	(57)	(83)	(71)	(56)	45
Non-GAAP operating shareholders' equity	6,592	6,521	6,386	5,925	5,896
Pre-tax adjustments:
Less: Deferred acquisition costs	100	101	106	114	121
Plus: Net present value of estimated net future revenue	140	146	136	169	159
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,899	2,966	2,922	3,384	3,461
Plus taxes	(497)	(512)	(832)	(968)	(960)
Non-GAAP adjusted book value	$9,034	$9,020	$8,506	$8,396	$8,435

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(2), $(2), $4, $11, and $20)	$8	$5	$(7)	$(21)	$(37)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $3, $3, $12, $22, and $33)	$(12)	$(14)	$(24)	$(43)	$(60)

Adjusted book value per share reconciliation:
Shareholders' equity per share	$59.67	$58.95	$50.82	$43.96	$36.37
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1.02)	(1.26)	(1.48)	(1.75)	(4.68)
Fair value gains (losses) on CCS	0.52	0.52	0.48	0.45	0.22
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	2.71	4.20	2.47	2.71	3.30
Less taxes	(0.51)	(0.71)	(0.54)	(0.41)	0.29
Non-GAAP operating shareholders' equity per share	57.97	56.20	49.89	42.96	37.24
Pre-tax adjustments:
Less: Deferred acquisition costs	0.88	0.87	0.83	0.83	0.76
Plus: Net present value of estimated net future revenue	1.23	1.26	1.07	1.23	1.00
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	25.50	25.56	22.83	24.53	21.86
Plus taxes	(4.37)	(4.41)	(6.50)	(7.02)	(6.07)
Non-GAAP adjusted book value per share	$79.45	$77.74	$66.46	$60.87	$53.27

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity per share	$0.06	$0.03	$(0.06)	$(0.15)	$(0.24)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value per share	$(0.10)	$(0.12)	$(0.18)	$(0.31)	$(0.39)

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2017.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Glossary (continued)

Sectors (continued)

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utility Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which include excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Insurance Securitization Obligations are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Financial Products Business is how the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business was comprised of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures, along with the effect of FG VIE consolidation, provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company. However, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. Management and the Board of Directors use non-GAAP financial measures adjusted to remove FG VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses these core financial measures in its decision making process and in its calculation of certain components of management compensation. Wherever possible, the Company has separately disclosed the effect of FG VIE consolidation.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted to remove the effect of FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted to remove the effect of FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Non-GAAP operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) non-GAAP operating income, adjusted to remove the effect of FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted to remove the effect of FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted to remove the effect of FG VIE consolidation, and (4) PVP.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Non-GAAP Operating Income: Management believes that non-GAAP operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts non-GAAP operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Non-GAAP operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2) Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4) Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Operating Shareholders’ Equity and Non-GAAP Adjusted Book Value: Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS, that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2) Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that non-GAAP adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the net present value of estimated net future revenue on non-financial guaranty contracts. See below.

3) Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Non-GAAP Operating Return on Equity (Non-GAAP Operating ROE): Non-GAAP Operating ROE represents non-GAAP operating income for a specified period divided by the average of non-GAAP operating shareholders’ equity at the beginning and the end of that period. Management believes that non-GAAP operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use non-GAAP operating ROE, adjusted for FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date non-GAAP operating ROE are calculated on an annualized basis. Non-GAAP operating ROE, adjusted for FG VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue for non-financial guaranty insurance contracts. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s non-financial guaranty insurance contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com